Exhibit 99.1

NYSE American: UEC

Uranium Energy Corp Creates America’s Largest Uranium Mining Company with the Acquisition of Uranium One Americas

Corpus Christi, TX, November 9, 2021 – Uranium Energy Corp. (NYSE American: UEC, the “Company” or “UEC”) is pleased to announce the Company has entered into a definitive share purchase agreement with Uranium One Investments Inc., a subsidiary of Uranium One Inc. (“Uranium One”), to acquire all the issued and outstanding shares of Uranium One Americas, Inc. (“U1A”) for a total purchase price comprised of $112 million in cash and the replacement (with corresponding payments to the seller) of $19 million in reclamation bonding (the “Acquisition”). Uranium One is the world’s fourth largest uranium producer and part of Russia’s State Atomic Energy Corporation, Rosatom.

The Acquisition is fully funded with UEC’s existing balance sheet, which as of October 26, 2021 had over $235 million of cash and market value liquid assets.

The U1A assets are primarily situated in the Powder River Basin of Wyoming; the most productive in-situ recovery (“ISR”) uranium mining district in the western hemisphere.

Highlights of the Acquisition include the following:

•	Positions UEC, a U.S. corporation headquartered in Texas, as the largest American uranium mining company, amid a new era of domestic and global support for clean-air nuclear energy as essential to the realization of a low-carbon global economy;

•	Creates Wyoming hub-and-spoke operations for UEC, anchored by U1A’s Irigaray plant which is one of the largest central processing facilities in the United States with a licensed capacity of 2.5 million pounds U3O8 per year;

•	Incorporates U1A’s production-ready assets including Christensen Ranch ISR Project with four fully installed wellfields, and six additional permitted or development-stage satellite ISR projects, combining with UEC’s Reno Creek Project;

•	Anticipates significant capital expenditure savings and deep operating synergies with UEC’s permitted and nearby Reno Creek ISR Project which is 45 miles away from the Irigaray plant;

•	Secures approximately 37.6 million pounds U3O8 in historically estimated Measured and Indicated Resources and 4.3 million pounds U3O8 in historically estimated Inferred resources with considerable growth potential based on independent technical reports prepared for U1A. These historical resources are not treated by UEC as current and the Company plans to complete and report current resources post-closing of the Transaction; (1)

•	Adds a dominant land package of approximately 100,000 acres in Wyoming’s prolific uranium producing Powder River and Great Divide Basins consisting of dozens of under-explored, mineralized brownfield projects, backed by detailed databases of historic uranium exploration and development programs, thus greatly enhancing the potential for resource expansion; and

•	Provides for significant tax loss carryforwards to be applied to offset future income.(2)

Amir Adnani, President and CEO, stated: “We are very pleased that after a comprehensive and competitive bidding process, Uranium One elected to work with UEC to undertake the successful sale of their substantial uranium assets in the United States. This is a highly accretive transaction for UEC and represents great value to our shareholders. The purchase price is equal to only 12% of our current enterprise value, yet the acquisition doubles the size of our production capacity in three key categories: total number of permitted U.S. ISR projects, resources, and processing infrastructure. The opportunity to acquire an advanced asset base of this quality from one of the global leaders in the nuclear energy sector is highly rare in the uranium sector anywhere in the world, let alone in our own home jurisdiction of the United States.”

Mr. Adnani continued: “Additionally, we expect significant savings related to the development of our nearby Reno Creek ISR Project. We also anticipate long-lasting operational synergies and cost efficiencies in our newly formed Wyoming hub-and-spoke operations. The U1A Irigaray Central Processing Plant will be able to process our fully licensed Reno Creek ISR project, in addition to the fully permitted Moore Ranch, Ludeman and Christensen Ranch projects in the U1A portfolio purchased in this transaction.”

Mr. Adnani concluded: “The assets in this transaction are some of the lowest cost U.S. projects along with fast restart capabilities in the most productive region of the western hemisphere for in-situ recovery of uranium, Wyoming’s Powder River basin. With this Acquisition, our U.S. ISR production profile increases to 6.5 million pounds U3O8 per year based on licensed and installed capacity of our Wyoming and South Texas hub-and-spoke operations. Combined with our physical uranium holdings of 4.1 million pounds of U.S. warehoused uranium, we now have the unparalleled ability to provide reliable domestic supply to the U.S. Uranium Reserve as well as re-emerging demand from American and global nuclear utilities.”

UEC Chairman and former U.S. Energy Secretary, Spencer Abraham, commented: “This is a very proud day for UEC to have reached a successful transaction with Uranium One. We have been working for a considerable time to acquire this important portfolio and it is rewarding for our Company to see it come to fruition. We believe this achievement will accelerate and strengthen the development of domestic uranium production that can supply U.S. origin uranium for a full range of America’s uranium requirements.”

Alexander Fedotov, Uranium One Chairman, and President of U1A, stated, “We are also pleased to share news of the signing of a definitive agreement by which UEC will acquire our U.S. assets.  This transaction will provide a material return for Uranium One’s owners and shareholders in the process.”

Closing of the Acquisition is subject to certain regulatory approvals.

Advisors and Counsel

VTB Capital plc is acting as financial advisor to Uranium Energy Corp. McMillan LLP is acting as Canadian legal advisor to UEC and Holland & Hart is acting as U.S. legal advisor to UEC.

Haywood Securities Inc. is acting as financial advisor to Uranium One and Dorsey & Whitney LLP is acting as U.S. legal advisor to Uranium One.

Cautionary Statement on Historical Estimates and Qualified Person

The U1A Acquisition portfolio contains (i) 37.6 million pounds U3O8 in Measured and Indicated Resources and 4.3 million pounds U3O8 in Inferred Resources estimated in compliance with CIM Definition Standards on Mineral Resources and Mineral Reserves and National Instrument 43-101 Standards of Disclosure for Mineral Projects adopted by Canadian Securities Administrators (“NI 43-101”) through independent technical reports produced for U1A. However, as these technical reports have not been filed on www.sedar.com and the resource estimates therein have not been verified as current resources by UEC, these resource estimates should not be considered or treated as current resources and should instead be considered as “historical estimates” as defined under NI 43-101. In each instance, the reliability of the historical estimates is considered reasonable, but a Qualified Person has not done sufficient work to allow UEC to classify the historical estimates as a current Mineral Resource and, therefore, at this time UEC is not treating the historical estimates as a current Mineral Resource.

The technical information in this news release has been prepared in accordance with the Canadian regulatory requirements set out in NI 43-101 and was reviewed by Dayton Lewis, P.G., Manager of Resource Development Wyoming for the Company, a Qualified Person under NI 43-101.

The Purchased Portfolio

The U1A portfolio of projects (the “Portfolio”) being acquired pursuant to the Acquisition includes, among other assets, seven projects in the Powder River Basin, three of which are fully permitted, and five in the Great Divide Basin.

Christensen Ranch and Irigaray (Willow Creek)

The Willow Creek area is comprised of the Irigaray and Christensen Ranch projects currently under care and maintenance by U1A. The Project is located in the Powder River Basin in Campbell and Johnson Counties.

Christensen Ranch and Irigaray Historical Mineral Resource Estimate

	Tonnes (000s)	% U3O8	Lbs U3O8 (M’s)
Measured	--	--	0.00
Indicated	9,468	0.074	15.5
Inferred	94	0.068	0.14

Notes:

1.	Mineral Resources were classified in accordance with CIM Definition Standards.
2.	Cut-off grade is 0.02% eU3O8 over a minimum thickness of 2 ft.
3.	Mineral Resources have not been demonstrated to be economically viable.
4.	Production by U1A has been deducted.
5.	Based on a Technical Report prepared for U1A – ““Technical report on the mineral resources and mineral reserves of the Christensen and Irigaray project, Wyoming, U.S.A., Report for NI 43-101”, Scott Wilson Roscoe Postle Associates, June 30, 2010, as updated for production to date in Uranium One’s Q1 2021 Quarterly Report under “Mineral Resource and Mineral Reserve Estimates”.

Moore Ranch

The Moore Ranch Project is fully permitted and was previously developed by Conoco in the early 1980’s. The Project is located in the Powder River Basin in Campbell County.

Moore Ranch Historical Mineral Resource Estimate

	Tonnes (000s)	%U3O8	Lbs U3O8 (M’s)
Measured	2,427	0.060	3.21
Indicated	--	--	0.00
Inferred	42	0.047	0.04

Notes:

1.	Mineral Resources were classified in accordance with CIM Definition Standards.
2.	Cut-off grade is 0.02% eU3O8 over a minimum thickness of 2 ft. and a GT cutoff of 0.30 ft-%.
3.	Mineral Resources have not been demonstrated to be economically viable.
4.	Based on a Technical Report prepared for U1A – “Technical Report on Resources, Moore Ranch Uranium Project, Campbell County, Wyoming USA”, WWC Engineering, April 30, 2019.

Ludeman

The Ludeman Project is located in Converse County, WY, and is comprised of the former Leuenberger, North Platte and Peterson projects developed in the late 1970’s by various other operators. ISR pilot plant operations were previously carried out at the Leuenberger and North Platte properties. Most of the project area was held by Power Resources (Cameco) until 2003, after which Energy Metals (precursor to U1A) acquired the properties.

Ludeman Historical Mineral Resource Estimate

	Tonnes (000s)	% U3O8	Lbs U3O8 (M’s)
Measured	2,426	0.094	5.02
Indicated	2,413	0.088	4.70
Inferred	786	0.073	1.26

Notes:

1.	Mineral Resources were classified in accordance with CIM Definition Standards.
2.	Cut-off grade is 0.02% eU3O8 over a minimum thickness of 2 ft. and a GT cutoff of 0.25 ft-%.
3.	Mineral Resources have not been demonstrated to be economically viable.
4.	Based on a Technical Report prepared for U1A – “Technical Report on Resources Ludeman Uranium Project, Converse County, Wyoming, USA”, WWC Engineering, January 25, 2019.

Allemand – Ross

The Allemand-Ross Project is located in Converse County within the Southern Powder River Basin. The Project was originally drilled and developed by Conoco beginning in the late 1960’s. The mineralized trends are northerly extensions of those at the Smith Ranch – Highland Project of Cameco’s.

Allemand-Ross Historical Mineral Resource Estimate

	Tonnes (000’s)	% U3O8	Lbs U3O8 (M’s)
Measured	223	0.085	0.42
Indicated	29	0.066	0.04
Inferred	1,157	0.098	2.50

Notes:

1.	Mineral Resources were classified in accordance with CIM Definition Standards.
2.	Cut-off grade is 0.02% eU3O8 over a minimum thickness of 2 ft. and a GT cutoff of 0.25 ft-%.
3.	Mineral Resources have not been demonstrated to be economically viable.
4.	Based on a Technical Report prepared for U1A– “Technical Report on Resources, Allemand-Ross Uranium Project, Converse County, Wyoming, USA”, WWC Engineering, April 30, 2019.

Barge

The Barge Project is located in Converse County, WY, in the Southern Powder River Basin. It is near the site of the former Bear Creek Uranium Mine operated by Rocky Mountain Energy in the 1970’s and 80’s. The mineralization is within deeper trends not developed previously.

Barge Historical Mineral Resource Estimate

	Tonnes (000’s)	% U3O8	Lbs U3O8 (M’s)
Measured	--	--	--
Indicated	3,902	0.051	4.36
Inferred	--	--	--

Notes:

1.	Mineral Resources were classified in accordance with CIM Definition Standards.
2.	Cut-off grade is 0.02% eU3O8 and a GT cutoff of 0.25 ft-%.
3.	Mineral Resources have not been demonstrated to be economically viable.
4.	Based on a Technical Report prepared for U1A – “Barge Uranium Project Mineral Resource NI 43-101 Technical Report, Amended and Restated, Converse County Wyoming, USA”, BRS Inc., April 16, 2019.

Jab/West Jab

The Jab Project is located in the Great Divide Basin and in Sweetwater County, WY. The Project area was extensively explored during the 1970’s through the mid 1980’s with the principal exploratory work and drilling completed by Union Carbide Corporation (UCC) and Western Nuclear Corporation (WNC). In 2006 and 2007, Uranium One conducted exploratory and verification drilling on portions of the project.

JAB – West JAB Historical Mineral Resource Estimate

	Tonnes (000’s)	% U3O8	Lbs U3O8 (M’s)
Measured
JAB West JAB	2,326 418	0.061 0.097	3.12 0.89
Indicated
JAB West JAB	211 18	0.077 0.083	0.36 0.03
Inferred
JAB West JAB	186 100	0.034 0.091	0.14 0.20

Notes:

1.	Mineral Resources were classified in accordance with CIM Definition Standards.
2.	Cut-off grade is 0.02% eU3O8 over a minimum thickness of 2 ft and a GT cutoff of 0.25 ft-%.
3.	Mineral Resources have not been demonstrated to be economically viable.
4.	Based on a Technical Report prepared for U1A – “JAB Uranium Project Mineral Resource NI 43-101 Report, Amended and Restated, Sweetwater County, Wyoming, USA”, BRS Inc., April 16, 2019.

About Uranium Energy Corp

Uranium Energy Corp is a U.S.-based uranium mining and exploration company. As a leading pure-play American uranium company, UEC is advancing the next generation of low-cost and environmentally friendly In-Situ Recovery (ISR) mining uranium projects.  In South Texas, the Company’s hub-and-spoke operations are anchored by our fully-licensed Hobson Processing Facility which is central to our Palangana, Burke Hollow, Goliad and other ISR pipeline projects. In Wyoming, UEC controls the Reno Creek project, which is the largest permitted, pre-construction ISR uranium project in the U.S. Additionally, the Company’s diversified holdings provide exposure to a unique portfolio of uranium related assets, including: 1) major equity stake in the only royalty company in the sector, Uranium Royalty Corp; 2) physical uranium warehoused in the U.S.; and 3) a pipeline of resource-stage uranium projects in Arizona, Colorado, New Mexico and Paraguay. In Paraguay, the Company owns one of the largest and highest-grade ferro-titanium deposits in the world. The Company’s operations are managed by professionals with a recognized profile for excellence in their industry, a profile based on many decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact Uranium Energy Corp Investor Relations at:
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

Twitter: @UraniumEnergy

Stock Exchange Information:
NYSE American: UEC
Frankfurt Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US916896103

(1) Notice to U.S. Investors

The U1A Portfolio contains 42M pounds of “historic resources” which have been recently estimated in compliance with CIM Definition Standards on Mineral Resources and Mineral Reserves but should not be considered or treated as current resources as defined under NI 43-101. These resources should be considered a “historical estimate” as defined under NI 43-101. In each instance, the reliability of the historical estimate is considered reasonable, but a Qualified Person has not done sufficient work to classify the historical estimate as a current Mineral Resource, and UEC is not treating the historical estimate as a current Mineral Resource.

The mineral resources referred to herein have been estimated in accordance with the definition standards on mineral resources of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in NI 43-101 and are not compliant with U.S. Securities and Exchange Commission (the “SEC”) Industry Guide 7 guidelines. In addition, measured mineral resources, indicated mineral resources and inferred mineral resources, while recognized and required by Canadian regulations, are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Accordingly, we have not reported them in the United States. Investors are cautioned not to assume that any part or all of the mineral resources in these categories will ever be converted into mineral reserves. These terms have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. In particular, it should be noted that mineral resources which are not mineral reserves do not have demonstrated economic viability. It cannot be assumed that all or any part of measured mineral resources, indicated mineral resources or inferred mineral resources will ever be upgraded to a higher category. In accordance with Canadian rules, estimates of inferred mineral resources cannot form the basis of feasibility or other economic studies. Investors are cautioned not to assume that any part of the reported measured mineral resources, indicated mineral resources or inferred mineral resources referred to herein are economically or legally mineable.

(2) The losses reported by U1A as at December 31, 2019 were US$148.5M, but the deductibility of such losses is limited due to the current and historical changes of control of U1A, and UEC will be evaluating the extent to which these losses will be available to offset income in future years post-closing.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, market and other conditions, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.